                                                        Exhibit 23 (a)








                  CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-100345) of American General Finance Corporation of our report dated February 14, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.


/s/  PricewaterhouseCoopers LLP

Chicago, Illinois
March 13, 2003

                                                        Exhibit 23 (b)








                    CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-3 Number 333-100345) of American General Finance Corporation and in the related Prospectus of our report dated January 31, 2002, with respect to the consolidated balance sheet of American General Finance Corporation and subsidiaries as of December 31, 2001 and the related consolidated statements of income, shareholder's equity, cash flows, and comprehensive income and related schedule for each of the two years in the period ended December 31, 2001 included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                            /s/  Ernst & Young LLP


Indianapolis, Indiana
March 13, 2003